CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


Galaxy Nutritional Foods, Inc.
Orlando, Florida

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-3 of our report dated July 12, 2005, except for Note 17 as to which the date is September 28, 2005, relating to the financial statements of Galaxy Nutritional Foods, Inc. appearing in the Company's Annual Report on Form 10-K/A for the year ended March 31, 2005.

We also consent to the reference to us under the caption "Experts" in the Prospectus.


/s/ BDO Seidman LLP

Atlanta, Georgia
December 27, 2005